Exhibit 1.1

Elevance Health, Inc.

$750,000,000 4.000% Notes due 2028

$750,000,000 4.600% Notes due 2032

$1,000,000,000 5.000% Notes due 2036

$500,000,000 5.700% Notes due 2055

UNDERWRITING AGREEMENT

Dated: September 8, 2025

i

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Pricing Term Sheet
Exhibit C	–	Issuer Free Writing Prospectuses

ii

Elevance Health, Inc.

$750,000,000 4.000% Notes due 2028

$750,000,000 4.600% Notes due 2032

$1,000,000,000 5.000% Notes due 2036

$500,000,000 5.700% Notes due 2055

UNDERWRITING AGREEMENT

September 8, 2025

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Representatives of the several Underwriters

Ladies and Gentlemen:

Elevance Health, Inc. (f/k/a Anthem, Inc.), an Indiana corporation (the “Company”), proposes to issue and sell to the several underwriters named in Exhibit A (the “Underwriters”), acting severally and not jointly, the respective principal amounts set forth in such Exhibit A of (i) the Company’s 4.000% Notes due 2028 (the “2028 Notes”), (ii) 4.600% Notes due 2032 (the “2032 Notes”), (iii) 5.000% Notes due 2036 (the “2036 Notes”) and (iv) the Company’s 5.700% Notes due 2055 (the “2055 Notes” and, together with the 2028 Notes, the 2032 Notes and the 2036 Notes, the “Notes”), certain terms of which are set forth on Exhibit B. BofA Securities, Inc., Deutsche Bank Securities Inc. and Mizuho Securities USA LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

The Notes will be issued pursuant to an Indenture dated as of November 21, 2017 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Base Indenture”), as amended by that certain Officer’s Certificate to be dated the Closing Date referred to in Section 2(b) hereof (the “Officer’s Certificate”). The Officer’s Certificate together with the Base Indenture are referred to collectively herein as the “Indenture.”

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated September 8, 2025 relating to the Notes and a related prospectus dated November 1, 2023 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement dated September 8, 2025 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b). The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Notes (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.” All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time (as defined in Section 16 below); and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, after the Applicable Time.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Representatives and each Underwriter as of the date hereof and as of the Applicable Time (in each case, a “Representation Date”), as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended (the “1939 Act”) and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2) Disclosure Package. The term “Disclosure Package” shall mean the (i) Pre-Pricing Prospectus as of the Applicable Time, (ii) the Pricing Term Sheet (as defined in Section 3(j) below), (iii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit C hereto and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and (ii) when read together with the other information in the Disclosure Package, at the Applicable Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Company Is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) at the time this Agreement was executed and delivered by the parties thereto (the “Execution Time”) (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that initially became effective within three years of the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(5) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Notes that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act).

(6) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, including but not limited to the Issuer Free Writing Prospectuses listed on Exhibit C hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date of which the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(7) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Pre-Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Exhibit C hereto or the Registration Statement.

(8) Independent Accountants. Ernst & Young LLP, who has audited the consolidated financial statements and schedules of the Company included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

(9) Financial Statements. The consolidated financial statements and schedules of the Company included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, together with the related schedules and notes present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, comprehensive income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries in conformity with U.S. generally accepted accounting principles (“GAAP”) at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except for any normal year-end adjustments and except as described therein (including in the related notes thereto). The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and in the opinion of the Company the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein were based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

(10) No Material Adverse Change in Business. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, neither the Company nor any of its subsidiaries, in the aggregate, has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, there has not been any: (i) material addition, or development involving a prospective material addition, to the Company’s or any of its subsidiaries’ liability for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of the Company’s subsidiaries that are required to be organized or licensed as an insurance, healthcare, HMO or health care management company or holding company in respect thereof in its jurisdiction of incorporation (each such subsidiary, an “Insurance or Healthcare Subsidiary”) or material change in the capital stock or other ownership interest of the Company or any of its subsidiaries or any material increase in the long-term debt of the Company and its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or GAAP basis, as applicable) of the Company and its subsidiaries considered as a whole (“Material Adverse Effect”).

(11) Incorporation and Good Standing of the Company and its Material Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with corporate power and corporate authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business, and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; and each of the Material Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation, limited liability company or partnership, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of organization, with corporate power and corporate authority (or limited partnership or limited liability company power and authority, as applicable) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each Material Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction. For purposes of this Agreement, “Material Subsidiary” means, at any time any subsidiary which, together with its subsidiaries, has either assets or revenues from operations that exceed 10% of the combined assets or combined revenues from operations, respectively, of the Company and its subsidiaries taken as a whole.

(12) Capitalization. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of each of the Company and its Material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and, except as described in the Disclosure Package and the Prospectus, all of the shares of capital stock of the Material Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(13) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(14) The Notes. The Notes are in the form contemplated by the Indenture and have been duly authorized by the Company and, at the Closing Date, will have been duly executed and issued by the Company and, when duly authenticated by the Trustee and delivered by the Company to the Underwriters against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally including court decisions interpreting such laws, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) the power of courts to award damages in lieu of equitable remedies, (iv) laws and public policy underlying such laws with respect to rights to indemnification and contribution and (v) constitutional bounds on laws that govern the enforceability of choice of law provisions in agreements (the “Enforceability Exceptions”), be entitled to the benefits provided by the Indenture; and the Notes will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus.

(15) The Indenture. The Indenture has been duly authorized by the Company; the Base Indenture has been and, at the Closing Date, the Officer’s Certificate will have been, duly executed and delivered by the Company. Assuming due authorization, execution and delivery by the Trustee, the Base Indenture constitutes and, as of the Closing Date, the Officer’s Certificate will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions; the Indenture will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus; and at the most recent effective date of the Registration Statement, the Indenture was duly qualified under the 1939 Act.

(16) Absence of Defaults and Conflicts. The issuance and sale of the Notes by the Company hereunder and the entry into and compliance by the Company with all of the provisions of the Notes, this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, license, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in each case (other than a violation of the articles of incorporation or by-laws or similar organizational documents of the Company or any of its Material Subsidiaries) the effect of which individually or in the aggregate, would be to affect the validity of the Notes or their issuance, to affect adversely the consummation of the transactions contemplated by this Agreement or the Indenture, or to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the transactions contemplated by this Agreement and the Indenture, except such as have been, or will have been, prior to the Closing Date, obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters. Neither the Company nor any of its subsidiaries is (i) in violation of any of its articles of incorporation or by-laws or other organizational instruments, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, license, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, (a) in the case of clause (i) with respect to the Company’s subsidiaries only, where such violation could not reasonably be expected to have a Material Adverse Effect, and (b) in the case of clause (ii), where such default could not reasonably be expected to have a Material Adverse Effect.

(17) Absence of Proceedings. Other than as described or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(18) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(19) Possession of Licenses and Permits. Each of the Company’s Insurance or Healthcare Subsidiaries is duly organized and licensed as such in its respective jurisdiction of incorporation and is duly licensed or authorized as such in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; except as otherwise described in the Disclosure Package and the Prospectus, each Insurance or Healthcare Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications of and from all insurance or healthcare related regulatory authorities and from the Blue Cross Blue Shield Association (“BCBSA”) to conduct its business (each, an “Approval” and collectively, the “Approvals”), except where the failure to have such Approvals could not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; each Insurance or Healthcare Subsidiary is in compliance in all material respects with all license agreements with the BCBSA currently in effect that it is a party to; and, to the knowledge of the Company, no insurance or healthcare related regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance or Healthcare Subsidiary to its parent, except as described in the Disclosure Package and the Prospectus.

(20) Absence of Further Requirements. (a) Each of the Company and each of its subsidiaries have made all filings, registrations and declarations with all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals and the BCBSA, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Prospectus, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) each of the Company and each of its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations and the BCBSA, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any Approval or otherwise impose any limitation on the conduct of the business of the Company or any of its subsidiaries, which in either case could reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Prospectus.

(21) Sarbanes-Oxley Act. The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(22) Title to Property. Each of the Company and each of its subsidiaries have good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title that could not reasonably be expected to have a Material Adverse Effect.

(23) 1940 Act. Neither the Company nor any of its Material Subsidiaries is and, after giving effect to the offering and sale of the Notes, and the application of the proceeds of the sale of the Notes as described in the Disclosure Package and the Prospectus, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), and the rules and regulations thereunder.

(24) Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered for sale by the Company under the 1933 Act other than those rights that have been disclosed in the Registration Statement, Disclosure Package and the Prospectus.

(25) Internal Controls and Procedures. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(26) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year (i) the Company has not become aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(27) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(28) No Conflict with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is subject to any U.S. sanctions administered by OFAC.

(29) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(30) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(b) Officers’ Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Purchase and Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, (i) at a purchase price of 99.697% of the principal amount thereof, plus accrued interest, if any, from September 15, 2025 to the Closing Date hereunder, the principal amount of 2028 Notes set forth opposite the name of such Underwriter in Exhibit A, (ii) at a purchase price of 99.422% of the principal amount thereof, plus accrued interest, if any, from September 15, 2025 to the Closing Date hereunder, the principal amount of 2032 Notes set forth opposite the name of such Underwriter in Exhibit A, (iii) at a purchase price of 99.190% of the principal amount thereof, plus accrued interest, if any, from September 15, 2025 to the Closing Date hereunder, the principal amount of 2036 Notes set forth opposite the name of such Underwriter in Exhibit A and (iv) at a purchase price of 98.556% of the principal amount thereof, plus accrued interest, if any, from September 15, 2025 to the Closing Date hereunder, the principal amount of 2055 Notes set forth opposite the name of such Underwriter in Exhibit A.

(b) Payment. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on September 15, 2025 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes that it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Delivery of the Notes. Delivery of the Notes, which will be represented by one or more definitive global notes in book-entry form, shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The Notes to be so delivered will be in fully registered form in such authorized denominations as established pursuant to the Indenture.

SECTION 3. Covenants of the Company. The Company covenants with the Representatives and with each Underwriter participating in the offering of Notes as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) will comply with the requirements of Rule 430B of the 1933 Act Regulations, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to any preliminary prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period (as defined below), (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or for additional information regarding any preliminary prospectus or the Prospectus, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether any preliminary prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. The Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Applicable Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) and 3(m) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Representatives and counsel to the Underwriters, to qualify the Notes for offering and sale under the applicable state securities or Blue Sky laws as the Representatives may reasonably designate and in such other jurisdictions as the Company and the Representatives may mutually agree and to maintain such qualifications in effect for so long as required for distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Notes.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Disclosure Package and the Prospectus.

(h) Restriction on Sale of Notes. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, the Notes or any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, except as set forth herein.

(i) Reporting Requirements. During the Prospectus Delivery Period, the Company shall file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Pricing Term Sheet. The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) containing certain final terms of the Notes, in substantially the form attached hereto as Exhibit B and otherwise in form and substance satisfactory to the Representatives, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule. Any such Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(k) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Exhibit C hereto. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (1) (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering or (ii) information that describes the final terms of the Notes or their offering and that is included in the Pricing Term Sheet of the Company contemplated in Section 3(j); provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent (which consent shall be confirmed in writing) that would result in the Company being required to file with the Commission under Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(l) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the Notes, any certificates for the Notes, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) the fees and expenses of the Company’s counsel, accountants and other advisors; (v) the fees and expenses (including fees and disbursements of counsel) of the Trustee, the transfer agent and registrar for the Notes or any attorneys-in-fact or securities intermediaries in connection with the offer and sale of the Notes, (vi) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky and Legal Investment Survey, and any amendment thereto, (vii) the printing and delivery to the Underwriters of copies of each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (viii) the fees charged by nationally recognized statistical rating organizations for the rating of the Notes, (ix) the fees and expenses incurred with respect to the listing of the Notes, if applicable, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Notes, and (xi) all expenses and application fees incurred in connection with the approval of the Notes for clearance, settlement and book entry transfer through DTC; provided, however, that the aggregate amount of counsel fees and disbursements paid by the Company pursuant to clauses (vi) and (x) above shall not exceed $25,000.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(k) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. Except as provided in this Section 4, Section 5, Section 6, Section 7 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Notes pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form. The Pre-Pricing Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Indiana Counsel for Company. On the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Faegre Drinker Biddle & Reath LLP, Indiana Counsel of the Company, and Erin Wessling, Executive Vice President and Chief Legal Officer of the Company in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, which opinions shall together be to the effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Company. On the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Hogan Lovells US LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. On the Closing Date, the Representatives shall have received an opinion, dated as of the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e) Officers’ Certificate. On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the President, Treasurer or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to such officers’ knowledge, are threatened by the Commission.

(f) Accountant’s Comfort Letter. At the Execution Time, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(h) No Material Adverse Effect or Ratings Agency Change. Since the Execution Time and prior to the Closing Date: (i) there shall not have occurred any Material Adverse Effect that in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review with possible negative implications, in the rating accorded any debt securities of the Company or the financial strength or claims paying ability of the Company by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the 1934 Act and as of the Closing Date, the Notes shall have the ratings accorded by any “nationally recognized statistical rating organization”, if and as specified in the applicable Pricing Term Sheet, and the Company shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings.

(i) No Objection. If the Registration Statement or an offering of Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Additional Documents. On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(k) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 4, 6, 7 and 13 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934 Act (each, an “Underwriter Indemnified Party”) against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter Indemnified Party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, a “Company Indemnified Party”), against any loss, claim, damage, liability or expense, as incurred, to which such Company Indemnified Party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use therein; and to reimburse each Company Indemnified Party for any legal and other expense reasonably incurred by such Company Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, each such Company Indemnified Party or Underwriter Indemnified Party (in any such case, an “Indemnified Party”) shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the Indemnified Party against any loss, claim, damage, liability or expense by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by Section 6(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. In case any such action shall be brought against any Indemnified Party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) of Section 6 in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 6(c), then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of such Notes as set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Exhibit A hereto and not joint.

The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and each broker-dealer affiliate of any Underwriter, and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Notes.

SECTION 9. Termination.

(a) Termination; General. Prior to the Closing Date, the Representatives may terminate this Agreement by notice given to the Company if at any time there shall have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (iii) a suspension or material limitation in trading specifically in the Company’s securities on the NYSE; (iv) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Disclosure Package or the Prospectus.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 4, 6, 7, 8 and 13 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of Notes to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Notes set forth opposite their respective names on Exhibit A hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7, Section 8, Section 9 and Section 13 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at (i) BofA Securities, Inc. at 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Fax: (212) 901-7881, Attention: High Grade Debt Capital Markets Transaction Management/Legal; (ii) Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, Email: dbcapmarkets.gcnotices@list.db.com; and (iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, Email: BA_DCM_Notices@mizuhogroup.com; and notices to the Company shall be directed to it at 220 Virginia Avenue, Indianapolis, Indiana 46204, Attention: Chief Legal Officer, with a copy to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004, Attention: Eve N. Howard.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Representatives, the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the offering and sale of the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 4:30 p.m. (New York City time) on September 8, 2025 or such other time as agreed by the Company and the Representatives.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“Pre-Pricing Prospectus” means the preliminary prospectus dated September 8, 2025 relating to the Notes in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Notes that omitted the public offering price of the Notes or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s automatic shelf registration statement on Form S–3ASR (Registration No. 333-275251), as amended, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424(b)” “Rule 430B,” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

SECTION 17. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 18. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 19. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Page Follows]

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Representatives and the Company in accordance with its terms.

Very truly yours,

ELEVANCE HEALTH, INC.

By:	/s/ Scott Anglin
Name:	Scott Anglin
Title:	Treasurer and Chief Investment
Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Douglas A. Muller
Name: Douglas A. Muller
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Managing Director

By:	/s/ John Han
Name: John Han
Title: Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Principal Amount of 2028 Notes	Principal Amount of 2032 Notes	Principal Amount of 2036 Notes	Principal Amount of 2055 Notes
BofA Securities, Inc.	$111,000,000	$111,000,000	$148,000,000	$74,000,000
Deutsche Bank Securities Inc.	$108,750,000	$108,750,000	$145,000,000	$72,500,000
Mizuho Securities USA LLC	$90,000,000	$90,000,000	$120,000,000	$60,000,000
PNC Capital Markets LLC	$56,250,000	$56,250,000	$75,000,000	$37,500,000
UBS Securities LLC	$56,250,000	$56,250,000	$75,000,000	$37,500,000
U.S. Bancorp Investments, Inc.	$56,250,000	$56,250,000	$75,000,000	$37,500,000
Barclays Capital Inc.	$30,750,000	$30,750,000	$41,000,000	$20,500,000
Citigroup Global Markets Inc.	$30,750,000	$30,750,000	$41,000,000	$20,500,000
Goldman Sachs & Co. LLC	$30,750,000	$30,750,000	$41,000,000	$20,500,000
J.P. Morgan Securities LLC	$30,750,000	$30,750,000	$41,000,000	$20,500,000
Morgan Stanley & Co. LLC	$30,750,000	$30,750,000	$41,000,000	$20,500,000
Truist Securities, Inc.	$30,750,000	$30,750,000	$41,000,000	$20,500,000
Wells Fargo Securities, LLC	$30,750,000	$30,750,000	$41,000,000	$20,500,000
BNY Mellon Capital Markets, LLC	$16,875,000	$16,875,000	$22,500,000	$11,250,000
Huntington Securities, Inc.	$16,875,000	$16,875,000	$22,500,000	$11,250,000
Scotia Capital (USA) Inc.	$7,500,000	$7,500,000	$10,000,000	$5,000,000
SMBC Nikko Securities America, Inc.	$7,500,000	$7,500,000	$10,000,000	$5,000,000
TD Securities (USA) LLC	$7,500,000	$7,500,000	$10,000,000	$5,000,000

Total	$750,000,000	$750,000,000	$1,000,000,000	$500,000,000

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EXHIBIT B

Free Writing Prospectus Filed Pursuant to Rule 433

To Prospectus dated November 1, 2023

Preliminary Prospectus Supplement dated September 8, 2025

Registration Statement File No. 333-275251

ELEVANCE HEALTH, INC.

Offering of:

$750,000,000 4.000% Notes due 2028 (the “2028 Notes”)

$750,000,000 4.600% Notes due 2032 (the “2032 Notes”)

$1,000,000,000 5.000% Notes due 2036 (the “2036 Notes”)

$500,000,000 5.700% Notes due 2055 (the “2055 Notes”)

Pricing Term Sheet dated

September 8, 2025

The information in this pricing term sheet relates to the Offering and should be read together with the preliminary prospectus supplement dated September 8, 2025 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated November 1, 2023, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration Statement File No. 333-275251). Terms used but not defined herein, with respect to the Offering, have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Company	Elevance Health, Inc., an Indiana corporation

Ratings*	[Intentionally omitted]

Pricing Date	September 8, 2025

Trade Date	September 8, 2025

Settlement Date	September 15, 2025 (T+5)

Aggregate Principal Offering Amount	$750,000,000 for the 2028 Notes $750,000,000 for the 2032 Notes $1,000,000,000 for the 2036 Notes $500,000,000 for the 2055 Notes

Maturity Date	September 15, 2028 for the 2028 Notes September 15, 2032 for the 2032 Notes January 15, 2036 for the 2036 Notes September 15, 2055 for the 2055 Notes

Coupon (Interest Rate)	4.000% for the 2028 Notes 4.600% for the 2032 Notes 5.000% for the 2036 Notes 5.700% for the 2055 Notes

Price to Public (Issue Price)

99.947% of the principal amount for the 2028 Notes

99.822% of the principal amount for the 2032 Notes

99.640% of the principal amount for the 2036 Notes

99.431% of the principal amount for the 2055 Notes

Yield to Maturity	4.019% for the 2028 Notes 4.630% for the 2032 Notes 5.046% for the 2036 Notes 5.740% for the 2055 Notes

Spread to Benchmark Treasury	T + 55 basis points for the 2028 Notes T + 85 basis points for the 2032 Notes T + 100 basis points for the 2036 Notes T + 105 basis points for the 2055 Notes

Benchmark Treasury	3.625% due August 15, 2028 for the 2028 Notes 3.875% due August 31, 2032 for the 2032 Notes 4.250% due August 15, 2035 for the 2036 Notes 4.750% due May 15, 2055 for the 2055 Notes

Benchmark Treasury Price / Yield	100-13 3⁄4 / 3.469% for the 2028 Notes 100-18+ / 3.780% for the 2032 Notes 101-21 / 4.046% for the 2036 Notes 100-30+ / 4.690% for the 2055 Notes

Interest Payment Dates

March 15 and September 15, commencing March 15, 2026 for the 2028 Notes

March 15 and September 15, commencing March 15, 2026 for the 2032 Notes

January 15 and July 15, commencing January 15, 2026 for the 2036 Notes

March 15 and September 15, commencing March 15, 2026 for the 2055 Notes

Optional Redemption Provisions

For the 2028 Notes: Prior to August 15, 2028 (the date that is one month prior to the maturity date), make-whole call at Treasury rate plus 10 basis points; par call at any time on or after August 15, 2028.

For the 2032 Notes: Prior to July 15, 2032 (the date that is two months prior to the maturity date), make-whole call at Treasury rate plus 15 basis points; par call at any time on or after July 15, 2032.

For the 2036 Notes: Prior to October 15, 2035 (the date that is three months prior to the maturity date), make-whole call at Treasury rate plus 15 basis points; par call at any time on or after October 15, 2035.

For the 2055 Notes: Prior to March 15, 2055 (the date that is six months prior to the maturity date), make-whole call at Treasury rate plus 20 basis points; par call at any time on or after March 15, 2055.

Denomination	$1,000 and integral multiples of $1,000 in excess thereof

Day Count Convention	30/360

Payment Business Days	New York

CUSIP/ISIN Number	036752 BH5 / US036752BH53 for the 2028 Notes 036752 BJ1 / US036752BJ10 for the 2032 Notes 036752 BK8 / US036752BK82 for the 2036 Notes 036752 BL6 / US036752BL65 for the 2055 Notes

Joint Book-Running Managers	BofA Securities, Inc. Deutsche Bank Securities Inc. Mizuho Securities USA LLC

Passive Book-Running Managers	PNC Capital Markets LLC UBS Securities LLC U.S. Bancorp Investments, Inc.

Senior Co-Managers	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Truist Securities, Inc. Wells Fargo Securities, LLC

Junior Co-Managers	BNY Mellon Capital Markets, LLC Huntington Securities, Inc. Scotia Capital (USA) Inc. SMBC Nikko Securities America, Inc. TD Securities (USA) LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

It is expected that delivery of the notes will be made against payment thereof on or about September 15, 2025, which will be the fifth business day following the pricing of the notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates (File No. 333-275251). Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the Offering will arrange to send you the base prospectus and the Preliminary Prospectus Supplement if you request them by calling (i) BofA Securities, Inc. at (800) 294-1322, (ii) Deutsche Bank Securities Inc. at (800) 503-4611 or (iii) Mizuho Securities USA LLC at (866) 271-7403.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the accompanying base prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying base prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT C

ISSUER FREE WRITING PROSPECTUSES

(i)	Pricing Term Sheet containing certain final terms of the Notes, substantially in the form of Exhibit B hereto.

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